UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 8, 2015

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California	0-21296	95-3759463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA	92806-2101
(Address of principal executive offices)	(Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 2.02	Results of Operations and Financial Condition
On September 8, 2015, Pacific Sunwear of California, Inc. (NASDAQ:PSUN) (the “Company”) announced financial results for the second quarter of fiscal 2015 ended August 1, 2015. The full text of the press release is furnished as Exhibit 99.1 to this report.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On September 1, 2015, the Company received a deficiency letter (the “Notification Letter”) from The NASDAQ Stock Market (“NASDAQ”) notifying the Company that it no longer meets NASDAQ’s requirements for continued listing on the NASDAQ Global Select Market under NASDAQ Listing Rule 5550(a)(2) (the “Bid Price Rule”) because the minimum bid price of the Company’s common stock has not equaled or exceeded $1.00 at least once over a period of 30 consecutive business days. The Notification Letter does not impact the Company’s listing on the NASDAQ Global Select Market at this time and the Company’s common stock will continue to trade on the NASDAQ Global Select Market under the symbol “PSUN.”
NASDAQ explained in the Notification Letter that under NASDAQ Listing Rule 5810(c)(3)(A), the Company will be afforded 180 calendar days, or until February 29, 2016, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for at least 10 consecutive business days during that 180-day period. If the Company does not regain compliance by February 29, 2016, then NASDAQ will provide written notification to the Company that the Company’s common stock will be subject to delisting from the NASDAQ Global Select Market. The Company may, however, be eligible for an additional grace period of 180 calendar days if it satisfies the continued listing requirement for market value of publicly held shares and all other initial listing standards (with the exception of the Bid Price Rule) for listing on the NASDAQ Global Select Market, and submits a timely notification to NASDAQ of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. The Company may also appeal NASDAQ’s delisting determination to a NASDAQ Hearings Panel.
The Company intends to actively monitor the bid price of its common stock and will consider available options to resolve the deficiency and regain compliance with NASDAQ requirements. If the Company needs the additional grace period referred to above, it intends to effect a reverse stock split, if necessary, during such period and would seek shareholder approval at the Company’s annual meeting of shareholders in June 2016. The Company has not yet determined what other action or actions it may pursue to regain compliance with NASDAQ’s continued listing requirements, and there can be no assurance that the Company will be able to regain compliance with NASDAQ’s continued listing requirements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 8, 2015, the Company announced the departure of Michael Kaplan as Senior Vice President and Chief Financial Officer. Mr. Kaplan’s duties will be assumed by Chris Tedford, the Company’s current Senior Director, Controller, who is being promoted to Vice President and Interim Chief Financial Officer as of September 8, 2015, and Ernie Sibal, the Company’s current Senior Director of Real Estate, Construction and Strategy, who is being promoted to Vice President of Real Estate, Construction and Strategy as of September 8, 2015. Mr. Kaplan will be entitled to receive severance benefits under the Company’s Executive Severance Plan, as amended, which was previously filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2009.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release issued by the Company on September 8, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 8, 2015

PACIFIC SUNWEAR OF CALIFORNIA, INC.

/s/ CRAIG E. GOSSELIN
Craig E. Gosselin Senior Vice President, General Counsel and Human Resources